Exhibit 10.1

FIRST AMENDMENT
TO THE
WEATHERFORD INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION STOCK OWNERSHIP PLAN

This First Amendment (this “Amendment”) to the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan (the “Plan”), effective as of the Approval Date (defined below), is adopted by Weatherford International, LLC, a Delaware limited liability company (formerly known as Weatherford International, Inc.)(the “Company”). Any capitalized term not otherwise defined herein shall have the meaning given to such term under the Plan.

RECITALS

WHEREAS, Section 9.1 of the Plan allows the Board of Directors of the Company to amend the Plan;

WHEREAS, as a limited liability company, the Company is managed by its sole member, Weatherford U.S. Holdings, L.L.C. (the “Sole Member”) in lieu of a board of directors;
WHEREAS, the Sole Member of the Company now desires to amend the Plan as set forth herein to allow (i) benefits under the Plan to be settled in cash; and (ii) the Committee to make equitable adjustments to Participant’s Accounts upon the occurrence of certain corporate events;
WHEREAS, the Board of Directors of Weatherford International Ltd., a Swiss joint-stock corporation and ultimate parent of the Company (the “Parent”), has approved the calling of a meeting of the shareholders of the Parent (the “Shareholders”) to be held on or about June 16, 2014 (the “Special Meeting”), to vote upon the adoption of a merger agreement with its subsidiary, Weatherford International Limited, and Irish company (the “Merger Agreement”); and
WHEREAS, if the Merger Agreement is adopted at the Special Meeting, the Company desires this Amendment to be effective immediately following the Special Meeting (such date of approval, the “Approval Date”).
NOW, THEREFORE, the Plan is hereby amended, effective as of the Approval Date, as follows:

1.	By revising the name of the Plan in its entirety to read as follows:

“Weatherford International, LLC Executive Deferred Compensation Stock Ownership Plan”;

2.	By adding the following new language immediately preceding Section 1.1:

"Any reference in this Plan to Weatherford International, Inc. shall be replaced with Weatherford International, LLC (formerly Weatherford International, Inc.)";

3.	By amending and restating Section 1.5 as follows:

“1.5 ‘Board of Directors’ means the Board of Directors, sole member, managing member, manager, or other governing body, as applicable, of the Sponsor.”

4.
By deleting Section 1.9, adding the following new definition, renumbering the definitions in Section 1, and replacing all Plan references to "Common Shares" with "Shares" and any cross-references to the Article I definition section numbers accordingly:

" 'Shares' means the ordinary or the registered shares of the Parent, as required by the context.";

5.	By adding the following new Section 4.7:

“4.7 Adjustment for Certain Corporate Events: In the event of any change in the outstanding Shares by reason of any share dividend or split, reverse split, recapitalization, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company, or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares (whether in the form of cash, Shares, other securities, or other property), or any transaction similar to the foregoing then the Committee shall make such substitution or adjustment to a Participant's Account and the amounts credited thereunder, if any, as it deems to be equitable or appropriate in its sole discretion and without liability to any Person.”

6.	By adding the following new Section 6.9:

“6.9 Form of Distribution. Notwithstanding anything to the contrary hereunder, for purposes of all distributions described under the Plan, the Committee may in its sole discretion make a distribution either in cash or Shares.”

7.	In all other respects the Plan remains unchanged.

*****

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as set for below on April 2, 2014, effective as of the Approval Date. For the avoidance of doubt, this Amendment shall be void and of no force or effect on the earliest to occur of (a) the failure of the Shareholders to adopt the Merger Agreement at the Special Meeting and (b) December 31, 2014, if the Special Meeting is not held by such date.

WEATHERFORD INTERNATIONAL, LLC

By: WEATHERFORD U.S. HOLDINGS, L.L.C.,
as Sole Member

By: __/s/ Alejandro Cestero________
Name: Alejandro Cestero
Title: Vice President